Exhibit 10.1

FIRST AMENDMENT AND WAIVER

This First Amendment and Waiver (this “Amendment”) is entered into as of January 9, 2006, by and among DYNCORP INTERNATIONAL LLC (successor by merger to DI FINANCE SUB LLC), a Delaware limited liability company (“Company”), DYNCORP INTERNATIONAL INC. (formerly known as DI ACQUISITION CORP.), a Delaware corporation (“Holdings”), and CERTAIN SUBSIDIARIES OF COMPANY (together with Holdings, the “Guarantors”), as guarantors, the lenders party hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as administrative agent (together with its permitted successors in such capacity, “Administrative Agent”), and BANK OF AMERICA, N.A., as issuing bank (together with its permitted successors in such capacity, “Issuing Bank”).

RECITALS

WHEREAS, Company, the Guarantors, the lenders from time to time party thereto (the “Lenders”), GSCP, as Administrative Agent, Collateral Agent, joint lead arranger and joint book runner, Bear Stearns Corporate Lending Inc., as Syndication Agent, Bear, Stearns & Co. Inc., as joint lead arranger and joint book runner, and Bank of America, N.A., as Issuing Bank and Documentation Agent, are parties to that certain $420,000,000 Credit and Guaranty Agreement dated as of February 11, 2005 (the “Credit Agreement”) (capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement);

WHEREAS, Holdings proposes to amend its Certificate of Incorporation to re-classify the authorized common stock of Holdings into two classes, whereby the existing outstanding common stock (the “Existing Shares”) shall be designated Class B common stock (the “Class B Shares”) and new Class A common stock (the “Class A Shares”) shall be authorized and issued;

WHEREAS, Holdings intends to issue the Class A Shares in an underwritten public offering pursuant to a registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Offering”) for the purposes herein described and for working capital and general corporate purposes;

WHEREAS, Holdings has requested the consent of the Requisite Lenders to use proceeds from the Offering to pay a dividend on the Class B Shares in an amount equal to the sum of (i) $100 million plus (ii) in the event the underwriters of the Offering exercise their over-allotment option, the net proceeds from such over-allotment option, after deducting discounts and estimated offering expenses (the “Dividend”), whereupon the Class B Shares shall be converted into Class A Shares;

WHEREAS, Holdings has requested the consent of the Requisite Lenders to use approximately $217 million of proceeds from the Offering to redeem (the “Preferred Shares Redemption”) certain preferred stock of Holdings (the “Preferred Shares”) held by Computer Sciences Corporation and The Northwestern Mutual Life Insurance Company;

WHEREAS, Company has requested the consent of the Requisite Lenders to redeem (the “Senior Subordinated Notes Redemption”) certain Senior Subordinated Notes in an aggregate principal amount not to exceed $65 million, utilizing proceeds of the Offering to be contributed by Holdings;

WHEREAS, in connection with the Offering, Holdings has requested the consent of the Requisite Lenders to pay a transaction fee of up to $10 million to the Sponsor (the “Transaction Fee”);

WHEREAS, Company has requested that the Letter of Credit Sublimit and the Revolving Commitment each be increased by $15 million; and

WHEREAS, Administrative Agent and the Requisite Lenders have agreed to amend the Credit Agreement and waive certain provisions thereof to permit the abovementioned actions, all upon the terms and subject to the conditions as herein set forth;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

Section 2. Waiver of Section 6.12 (Transactions with Shareholders and Affiliates). Subject to the satisfaction of the conditions set forth in Section 7 hereof, Administrative Agent and the Requisite Lenders hereby waive the restrictions under Section 6.12 and hereby permit Holdings to pay the Transaction Fee.

Section 3. Waiver of Section 6.5 (Restricted Junior Payments). Subject to the satisfaction of the conditions set forth in Section 7 hereof, Administrative Agent and the Requisite Lenders hereby waive the restrictions under Section 6.5 and hereby permit (i) Holdings to declare and pay the Dividend and consummate the Preferred Shares Redemption and (ii) Company to consummate the Senior Subordinated Notes Redemption.

Section 4. Waiver of Section 2.14(c) (Issuance of Equity Securities). Subject to the satisfaction of the conditions set forth in Section 7 hereof, Administrative Agent and the Requisite Lenders hereby waive the requirement under Section 2.14(c) that the Company prepay the Loans and/or permanently reduce the Revolving Commitments in an amount equal to 50% of the net Cash proceeds from the Offering upon receipt by Holdings of Cash proceeds from the Offering.

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Section 5. Amendment to the Credit Agreement: Letter of Credit Sublimit. Subject to the satisfaction of the conditions set forth in Section 7 hereof, the definition of “Letter of Credit Sublimit” is hereby amended and restated in its entirety as follows:

“Letter of Credit Sublimit” means the lesser of (i) $30,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

Section 6. Increase in Revolving Commitments. Subject to the satisfaction of the conditions set forth in Section 7 hereof, Administrative Agent and the Requisite Lenders agree to the increase in the Revolving Commitments by $15 million to a total of $90 million. The Revolving Commitments, after giving effect to such increase, are set forth on Annex A hereto, which amends and restates Appendix A-2 to the Credit Agreement.

Section 7. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:

(i) Amendment Documents. This Amendment, duly executed by Company and the Guarantors (the “Amendment Documents”);

(ii) Consent of Requisite Lenders. The written consent of the Requisite Lenders and, with respect to Section 5 hereof, Issuing Bank to this Amendment; and

(iii) Additional Information. Such additional documents, instruments and information as Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) With respect to Section 6 hereof, one or more of the Lenders or Persons who agree to become Lenders commit to provide the additional $15 million of Revolving Commitments.

(c) Each of the Lenders that has consented to this Amendment on or prior to the date hereof shall have received an amendment fee equal to 0.05% multiplied by its outstanding Loans and Commitments under the Credit Agreement.

(d) The representations and warranties contained herein and in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

(e) All corporate or limited liability company proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed or delivered pursuant hereto, and all legal matters incident thereto, shall be reasonably satisfactory to Administrative Agent.

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(f) No Default or Event of Default shall have occurred and be continuing, after giving effect to this Amendment.

Section 8. Representations and Warranties. Each Credit Party hereby represents and warrants to Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been duly authorized by all necessary action on the part of each Credit Party and will not violate the Organizational Documents of Holdings or any of its Subsidiaries, (b) all representations and warranties set forth in the Credit Agreement and in any other Credit Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date, (c) no Default or Event of Default has occurred and is continuing, and (d) the Credit Agreement (after giving effect to this Amendment), and all other Credit Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

Section 9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Credit Document shall survive the execution and delivery of this Amendment and the other Credit Documents, and no investigation by Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of Administrative Agent and the Lenders to rely upon them.

Section 10. Reaffirmation. Each of the Collateral Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each of the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations or Secured Obligations, as applicable, under and as defined therein.

Section 11. Reference to Agreement. Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. Furthermore, the reference to $75,000,000 in the third paragraph of (i) Exhibit B-2 to the Credit Agreement (Revolving Loan Note) and (ii) the Revolving Loan Note, dated as of February 11, 2005, by Company in favor Bank of America, N.A. in the original principal amount of $25,000,000 is hereby amended and changed to $90,000,000.

Section 12. Costs and Expenses. Company shall pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent (including the reasonable fees, costs and expenses of counsel to Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

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Section 13. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 14. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 15. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 16. Limited Effect. This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights any Lender may have under the Credit Agreement (other than as expressly set forth herein), and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar waivers or amendments under the same or similar circumstances in the future.

Section 17. Ratification By Guarantors. The Guarantors hereby agree to this Amendment, and the Guarantors acknowledge that the Guarantors’ Guaranty shall remain in full force and effect without modification thereto.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DYNCORP INTERNATIONAL LLC

By:	/S/ MICHAEL J. THORNE
Name:
Title:

DYNCORP INTERNATIONAL INC.

By:	/S/ MICHAEL J. THORNE
Name:
Title:

DIV CAPITAL CORPORATION

By:	/S/ MICHAEL J. THORNE
Name:
Title:

DynCorp First Amendment Signature Page

DTS AVIATION SERVICES LLC

DYNCORP AEROSPACE OPERATIONS LLC

DYNCORP INTERNATIONAL SERVICES LLC

DYN MARINE SERVICES LLC

DYN MARINE SERVICES OF VIRGINIA LLC

SERVICES INTERNATIONAL LLC

WORLDWIDE HUMANITARIAN SERVICES LLC

By:	DYNCORP INTERNATIONAL LLC, its sole Member and Manager

By:	/S/ ROBERT B. MCKEON
Name:	Robert B. McKeon
Title:	Authorized Person

DynCorp First Amendment Signature Page

GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent and a Lender

By:	/s/ Robert Schatzman
Authorized Signatory

DynCorp First Amendment Signature Page

BEAR STEARNS CORPORATE LENDING INC., as a Lender

By:	/s/ Victor Bulzacchelli
Name:	Victor Bulzacchelli
Title:	Vice President

DynCorp First Amendment Signature Page

BANK OF AMERICA, N.A., as Issuing Bank and a Lender

By:	/s/ Michael J. Landini
Name:	Michael J. Landini
Title:	Senior Vce President

DynCorp First Amendment Signature Page

Annex A

On file with Administrative Agent

A-1